SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 19, 1998



                              SCOTT'S LIQUID GOLD-INC.
             (Exact name of Registrant as specified in its charter)

  Colorado                      0-12343                      84-0920811
(State or other               (Commission                 (I.R.S. Employer
 jurisdiction                 File Number)               Identification No.)
 of incorporation)

                   4880 Havana Street, Denver, CO            80239
             (Address of principal executive offices)     (Zip Code)

Registrant's telephone number:  (303) 373-4860

Item 5.  Other Events.

     Scott's Liquid Gold-Inc. (the "Company") has previously reported on a lawsuit filed in the federal District Court for the District of Colorado against the Company, Neoteric Cosmetics, Inc., which is a wholly-owned subsidiary of the Company, and other defendants by Leslee Brooks, her husband and a related corporation. The lawsuit concerns alpha hydroxy acid products, and the trial in the Brooks case was tentatively scheduled to commence in February, 1998. On January 19, 1998, the Company learned that the court had changed the trial date to March, 1998, although that date may be again changed to a later time.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Scott's Liquid Gold-Inc.
                                             (Registrant)



Date:  January 21, 1998                 By:Barry Shepard, Treasurer